UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A (Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 31, 2014

EXELIXIS, INC. (Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.
South San Francisco, California 94080
(Address of principal executive offices) (Zip Code)

(650) 837-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 5, 2014, Exelixis, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting a restructuring plan that resulted in a reduction of the Company’s workforce by approximately 70%, or approximately 155 employees. At the time the Original Form 8-K was filed, the Company was not able to make a good faith to make a determination of the estimates or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K. The Company is filing this Amendment on Form 8-K/A (this “Form 8-K/A”) to amend the Original Form 8-K to report the restructuring charge that it recorded during the fiscal year ended January 2, 2015, estimates of the expenses that will be incurred, and estimates of the charges that will result in future cash expenditures. Information related to charges and expenditures that occurred during 2014 were previously disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2015. The disclosure contained in Item 2.05 of the Original Form 8-K is hereby replaced in its entirety by the disclosure contained in Item 2.05 of this Form 8-K/A.

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Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 31, 2014, the Board of Directors of Exelixis, Inc. (the “Company or “we”) approved a restructuring plan, which was implemented on September 2, 2014, as a consequence of the failure of COMET-1, one of the Company's two phase 3 pivotal trials of cabozantinib in metastatic castration-resistant prostate cancer, to meet its primary endpoint of demonstrating a statistically significant increase in overall survival for patients treated with cabozantinib as compared to prednisone. The Company implemented a restructuring plan to reduce its workforce. Personnel reductions were initiated across the entire organization and have resulted in an ongoing workforce of approximately 85 full-time employees. The principal objective of the restructuring plan is to enable the Company to focus its financial resources on the phase 3 pivotal trials of cabozantinib in metastatic renal cell carcinoma and advanced hepatocellular carcinoma.

As a result of the restructuring plan, the Company expects to incur total charges in the range of $7 million to $11 million, including one-time employee termination benefits for those employees notified in September 2014, facility-related charges, equipment write-downs and potentially other charges. The timing and amount of these charges is described below:

Fiscal 2014 Charge. During fiscal 2014, the Company recorded a charge of $6.1 million, which included $5.8 million related to employee severance and other benefits and $0.3 million for equipment write-downs and other charges, which were partially offset by recoveries recorded in connection with the sale of excess equipment and other assets that were previously fully depreciated.

Fiscal 2015 Charge. The Company expects to incur additional facility-related charges in the range of $2 million to $6 million as a result of the September 2014 restructuring plan in connection with the sublease and exit of certain of the Company’s buildings in South San Francisco, California (the “South San Francisco Buildings”). We will not be able to predict our long-term facilities requirements with certainty until top-line results from METEOR become available, and we intend to re-evaluate and update such requirements shortly thereafter. The Company also expects to incur charges of approximately $0.1 million related to one-time termination benefits and to record approximately $1.0 million in recoveries in connection with the sale of excess equipment and other assets that were previously fully depreciated. The Company may sell additional excess equipment, the net proceeds of which may offset some of these future charges. The Company expects to record these charges and recoveries as they are determined during the fiscal year 2015.

Cash expenditures related to employee severance and other benefits were $4.5 million during fiscal 2014; we expect to pay the remaining $1.4 million during fiscal 2015. We also expect to receive approximately $1.5 million in net proceeds from the sale of excess equipment, the majority of which we expect to receive during fiscal 2015. We expect to pay any accrued facility charges, net of cash to be received from our subtenants, if any, through the end of our lease terms of the buildings, the last of which ends in 2018.

Although actual results may materially differ, the estimated fiscal 2015 restructuring charge that the Company expects at this time to incur in connection with the restructuring plan is subject to a number of assumptions, including facility exit activity, sublease activity, the results of asset sales ,and the timing of employee terminations. For example, the Company’s estimate for sublease income relating to its exit of the South San Francisco Buildings is based upon significant assumptions, including signing a definitive sublease agreement and the exact time at which the Company will exit each building. If the Company is unable to sign definitive sublease agreements or the timing for the Company to exit the South San Francisco Buildings changes, then the Company would need to update its estimate of the lease exit costs. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring plan.

This current report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the timing of implementation and completion of actions related to the Company’s restructuring plan, expected charges and expenses related to the Company’s restructuring plan, and the timing thereof, and the Company’s future development plans and priorities for cabozantinib. Words such as “expects,” “will,” “may,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s ability to implement the restructuring plan to the extent currently anticipated, the impact of the workforce reduction on the Company’s business, unanticipated expenses and charges not currently contemplated that may occur as a result of the restructuring plan, the Company’s ability to execute on its strategy, risks related to the potential failure of cabozantinib to demonstrate safety and efficacy in clinical testing, the Company’s ability to conduct clinical trials of cabozantinib sufficient to achieve a positive completion, the sufficiency of the Company’s capital and other resources, the uncertain timing and level of expenses associated with the development of cabozantinib, the uncertainty of the regulatory approval process, market competition and general business and economic conditions. The Company’s annual report on Form 10-K for the fiscal year ended January 2, 2015, contains under the heading “Risk Factors” a more comprehensive description of risks to which the Company is subject. The Company expressly disclaims any duty, obligation, or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

April 30, 2015	/s/ JEFFREY J. HESSEKIEL
Date	Jeffrey J. Hessekiel
Executive Vice President, General Counsel and Secretary